Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES EARNINGS UPDATE AND FILING OF FORM 12B-25

Luxembourg, February 29, 2016 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today announces preliminary fourth quarter and full year 2015 results, capping off a year of strong performance with 2015 service revenue of $940.9 million, the best in the Company’s history. The Company’s preliminary 2015 diluted earnings per share, assuming the $80 million high end of the non-cash impairment charge described below, is estimated at $1.63. Adjusted diluted earnings per share(1) for 2015 is anticipated to be $6.96, near the high end of the Company’s 2015 financial scenarios.

“I am extremely pleased with our 2015 operating results with service revenue, adjusted pretax income(1) and adjusted diluted earnings per share(1) near the high end of our 2015 scenarios. As a testament to our success, we grew adjusted service revenue(1) unrelated to Ocwen and its portfolio by more than 40% in 2015. While our preliminary results include an impairment charge, the long term prospects for the Company remain strong and we are maintaining our 2016 financial scenarios,” said Chief Executive Officer William B. Shepro.

William Shepro commented further, “We made very good progress with our four strategic initiatives, paving the way for future growth and continued customer diversification. We had several key customer wins across our businesses during 2015 that further validate the demand for our comprehensive product and service offerings and position us well for 2016 and beyond. Notably, in the fourth quarter of 2015, we were selected by a top four bank to provide property inspection and preservation services for a portion of its portfolio.”

Full year and fourth quarter 2015 highlights include:

•	We were selected by two top 10 banks to provide services for their portfolios in 2015, including the selection by a top four bank in the fourth quarter;

•
We repurchased $58.9 million of our common stock in 2015 (2.1 million shares at an average price of $27.60 per share); this includes $10.0 million of repurchases in the fourth quarter (0.4 million shares at an average price of $26.23 per share). In January and February of 2016, we repurchased $5.0 million of our common stock (0.2 million shares at an average price of $27.58 per share);

•
We repurchased $49.0 million of our senior secured term loan for $44.4 million (a weighted average discount of 10.3%), resulting in net pretax gains of $3.8 million on the early extinguishment of debt in 2015; this includes fourth quarter repurchases of $22.0 million for $19.8 million (a discount of 11.0%), resulting in a pretax gain of $1.8 million;

•	To strengthen the Real Estate Investor Solutions initiative, we acquired RentRange® and Investability™ in the fourth quarter for $24.8 million; and

•
The average number of loans serviced by Ocwen Financial Corporation and its subsidiaries (“Ocwen”) on REALServicing® was 2.0 million, an 8% decrease compared to the year ended December 31, 2014 (the average number of loans was 1.7 million in the fourth quarter 2015, a 31% decrease compared to the fourth quarter 2014).

The Company will be filing a Form 12b-25 with the U.S. Securities and Exchange Commission for an extension of time enabling the Company to file its 2015 Annual Report on Form 10-K on or before March 15, 2016. Altisource expects to file its Form 10-K prior to the expiration of the extension and requires this extension to complete its impairment testing and valuation analysis of goodwill, intangible assets and long-lived assets in its Technology Services segment. The Company anticipates that its fourth quarter 2015 results will be impacted by a non-cash impairment charge of up to $80 million as a result of the testing and valuation analysis. The non-cash charge in Altisource’s Technology Services segment is primarily driven by the Company’s current projected Technology Services revenue from Ocwen and investment in technologies provided to Ocwen.

The tables below set forth the Company’s preliminary fourth quarter 2015 and full year 2015 results assuming that impairment losses equal $80 million, which is the high end of the estimate described above. The non-GAAP measures, which are labeled “Adjusted”, in the tables below, reflect adjustments to (1) add back intangible asset amortization expense, (2) add back non-cash impairment losses and (3) deduct for non-cash gains associated with reductions of the Equator acquisition earn out liability.

	Three months ended December 31, 2015
($ in millions, except per share data)	Preliminary results before impairment loss	Assuming $80 million impairment loss	Preliminary results after impairment loss		Three months ended December 31, 2014
Service revenue	$251.0	—	$251.0		$217.8
Pretax income (loss) attributable to Altisource	26.8	$(80.0)	(53.2)		(0.7)
Adjusted pretax income attributable to Altisource (1)	40.0	—	40.0	(2)	7.7
Net income (loss) attributable to Altisource	25.6	(78.6)	(53.1)		(1.5)
Adjusted net income attributable to Altisource (1)	38.0	—	38.0	(2)	6.3
Diluted earnings (loss) per share	1.25	(4.01)	(2.76)		(0.08)
Adjusted diluted earnings per share (1)	1.86	—	1.86	(2)	0.31
Net cash provided by operating activities	86.2	—	86.2		71.8

	Year ended December 31, 2015
($ in millions, except per share data)	Preliminary results before impairment loss	Assuming $80 million impairment loss	Preliminary results after impairment loss		Year ended December 31, 2014
Service revenue	$940.9	—	$940.9		$938.7
Pretax income (loss) attributable to Altisource	121.6	$(80.0)	41.6		144.7
Adjusted pretax income attributable to Altisource (1)	155.2	—	155.2	(2)	182.0
Net income (loss) attributable to Altisource	112.3	(78.6)	33.6		134.5
Adjusted net income attributable to Altisource (1)	143.5	—	143.5	(2)	169.1
Diluted earnings (loss) per share	5.44	(3.81)	1.63		5.69
Adjusted diluted earnings per share (1)	6.96	—	6.96	(2)	7.16
Net cash provided by operating activities	195.4	—	195.4		197.5

	As of December 31,
	2015	2014
Net debt (1)	$357.3	$430.2

Upon finalizing fourth quarter and full year 2015 results, the Company will host a call with the investment community.

The financial data in this press release is unaudited and preliminary, based upon estimates and subject to completion of the Company’s financial closing procedures and the audit of the Company’s financial statements. Moreover, this data has been prepared on the basis of currently available information. This data does not constitute a comprehensive statement of the Company’s financial results for the year ended December 31, 2015, and the Company’s final numbers for this data may differ materially from these estimates. The Company’s independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this data.
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(1) This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.
(2) Historically, Altisource’s adjusted earnings only included an adjustment for intangible asset amortization expense. Adjusted earnings in this presentation adjusts for intangible asset amortization expense, impairment losses, and gains from the reversal of Equator earn out liabilities. Compared to previously provided 2015 adjusted earnings, 2015 Adjusted pretax income attributable to Altisource is $7.6 million lower, 2015 Adjusted net income attributable to Altisource is $6.9 million lower and Adjusted diluted earnings per share is $0.34 lower (all of which relate to the second quarter of 2015). Without this change in presentation, 2015 Adjusted pretax income attributable to Altisource would have been $162.8 million, 2015 Adjusted net income attributable to Altisource would have been $150.3 million and 2015 Adjusted diluted earnings per share would have been $7.29.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, Altisource’s ability to integrate acquired businesses, retain key executives or employees, retain existing customers and attract new customers, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

About Altisource

Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries. Altisource’s proprietary business processes, vendor and electronic payment management software and behavioral science-based analytics improve outcomes for marketplace participants. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in millions)
(unaudited)

Adjusted pretax income (loss) attributable to Altisource, adjusted net income (loss) attributable to Altisource, adjusted diluted earnings per share, adjusted service revenue and net debt are non-GAAP measures used by management, existing shareholders and potential shareholders to measure Altisource’s performance. Adjusted pretax income (loss) attributable to Altisource is calculated by adding intangible assets amortization expense and impairment losses and deducting gains associated with reductions of the Equator earn out liability to GAAP pretax income (loss) attributable to Altisource. Adjusted net income (loss) attributable to Altisource is calculated by adding intangible asset amortization expense (net of tax) and impairment losses (net of tax) and deducting gains associated with reductions of the Equator earn out liability (net of tax) to GAAP net income (loss). Adjusted diluted earnings per share is calculated by dividing net income (loss) attributable to Altisource plus intangible asset amortization expense (net of tax) plus impairment losses (net of tax) less gains associated with reductions of the Equator earn out liability (net of tax) to GAAP net income (loss) by the weighted average number of diluted shares. Adjusted service revenue is calculated by reducing the amortization of deferred revenue recorded in connection with the 2013 Equator acquisition from the applicable GAAP service revenue amount. Net debt is calculated as long-term debt minus cash and cash equivalents. Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Year ended December 31,
($ in millions except share count and per share values)	2015	2014	2015	2014

Pretax income (loss) attributable to Altisource	$(53.2)	$(0.7)	$41.6	$144.7
Amortization of intangible assets	13.1	8.4	41.1	37.7
Impairment loss	80.0	—	80.0	37.5
Gain on Equator earn out liability	—	—	(7.6)	(37.9)
Adjusted Pretax income attributable to Altisource	$40.0	$7.7	$155.2	$182.0

Net income (loss) attributable to Altisource	$(53.1)	$(1.5)	$33.6	$134.5
Intangible amortization expense, net of tax	12.5	7.8	38.2	35.1
Impairment loss, net of tax	78.6	—	78.6	34.9
Gain on Equator earn out liability, net of tax	—	—	(6.9)	(35.3)
Adjusted Net income attributable to Altisource	$38.0	$6.3	$143.5	$169.1

Diluted earnings (loss) per share	$(2.76)	$(0.08)	$1.63	$5.69
Impact of using diluted share count instead of basic share count for a loss per share	0.16	—	—	—
Intangible amortization expense, net of tax, per diluted share	0.61	0.38	1.85	1.48
Impairment loss, net of tax, per diluted share	3.85	—	3.81	1.48
Gain on Equator earn out liability, net of tax, per diluted share	—	—	(0.34)	(1.49)
Adjusted Diluted earnings per share	$1.86	$0.31	$6.96	$7.16

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible amortization expense	$13.1	$8.4	$41.1	$37.7
Tax benefit from intangible asset amortization	(0.6)	(0.6)	(2.9)	(2.6)
Intangible asset amortization expense, net of tax	$12.5	$7.8	$38.2	$35.1
Diluted share count (in 000s)	20,417	20,306	20,619	23,634
Intangible asset amortization expense, net of tax, per diluted share	$0.61	$0.38	$1.85	$1.48

Calculation of the impact of impairment loss, net of tax
Impairment loss	$80.0	$—	$80.0	$37.5
Tax benefit from impairment loss	(1.4)	—	(1.4)	(2.6)
Impairment loss, net of tax	$78.6	$—	$78.6	$34.9
Diluted share count (in 000s)	20,417	20,306	20,619	23,634
Impairment loss, net of tax, per diluted share	$3.85	$—	$3.81	$1.48

Calculation of the gain on the Equator earn out liability, net of tax
Gain on Equator earn out liability	$—	$—	$(7.6)	$(37.9)
Tax benefit from the gain on Equator earn out liability	—	—	0.7	2.6
Gain on Equator earn out liability, net of tax	—	—	(6.9)	(35.3)
Diluted share count (in 000s)	20,417	20,306	20,619	23,634
Gain on Equator earn out liability, net of tax, per diluted share	$—	$—	$(0.34)	$(1.49)

	Years ended December 31,
	2015	2014

Service revenue unrelated to Ocwen	$193.4	$167.3
Amortization of Equator acquisition deferred revenue	—	(32.1)
Adjusted service revenue	$193.4	$135.2

	December 31,
	2015	2014

Long term debt	$536.6	$591.5
Cash and cash equivalents	(179.3)	(161.4)
Net debt	$357.3	$430.2
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Note: Amounts may not add to the total due to rounding.